Exhibit 99.1

BRAINSTORM CELL THERAPEUTICS REPORTS FIRST QUARTER 2016 FINANCIAL RESULTS AND PROVIDES CORPORATE UPDATE

HACKENSACK, N.J. and PETACH TIKVAH, ISRAEL – May 10, 2016 – BrainStorm Cell Therapeutics Inc. (NASDAQ: BCLI), a leading developer of adult stem cell technologies for neurodegenerative diseases, today announced financial results and provided a business update for the first quarter ended March 31, 2016.

“The first quarter of 2016 reflects important accomplishments for BrainStorm, moving us closer to potentially providing a safe and efficacious, much-needed new treatment for patients with Amyotrophic Lateral Sclerosis (ALS),” stated Chaim Lebovits, CEO of BrainStorm. “Patients in our ongoing multicenter Phase 2 trial for our lead therapeutic candidate NurOwn® are now in the final follow up period, dosing having been completed last year. We look forward to announcing top line results around midyear.”

“Preparations are now at an advanced stage for our Phase 2 multi dose trial with NurOwn which will be conducted at the Hadassah Medical Center in Jerusalem,” continued Mr. Lebovits. “This trial will explore the safety and efficacy of a multi dose treatment with NurOwn, and has been designed to provide guidance for further clinical development as well as giving us additional insight into the treatment effect.”

First Quarter 2016 and Recent Highlights

•	Lead product NurOwn is currently being investigated in a multicenter, double blind, placebo controlled Phase 2 clinical trial in 48 patients with ALS:
o	The trial is being conducted at three clinical sites in the U.S: Massachusetts General Hospital (MGH) in Boston, MA, University of Massachusetts Memorial (UMass) Hospital in Worcester, MA, and Mayo Clinic in Rochester, Minnesota.
o	Enrollment and dosing of all patients was completed during 2015, follow up visits on all patients are expected to be complete.
o	Top line results are expected around mid-2016.
•	In January 2016 the Company entered into a collaborative agreement with Hadassah Medical Center in Jerusalem, Israel, to conduct the planned multi dose Phase 2 trial with NurOwn in ALS:
o	Patients will receive three consecutive stem cell transplantations in order to explore the safety and efficacy of a multi dose treatment.
o	The multi dose study is designed to provide guidance for further clinical development of NurOwn therapy in ALS.
o	Approval for this trial has been received by the Hadassah’s Helsinki Committee and the Company is now awaiting the approval of the Israeli MoH.

•	In January 2016 a paper was published in JAMA Neurology discussing the outcome of the first in man Phase 1/2 study and Phase 2 dose escalation study with NurOwn in ALS.
•	In April 2016 the Company presented at the ISRASTEM 2016 and 6th Israel Stem Cell Society (ISCS) joint annual meeting which took place in Tel Aviv, Israel. Combined results of the prior Phase 1/2 and Phase 2a clinical studies that investigated NurOwn in ALS were presented.

Financial Results for the First Quarter Ended March 31, 2016

•	Research and development expenses for the three months ended March 31, 2016 were $986,000, compared to $1,245,000 in the first quarter of 2015.
•	General and administrative expenses for the three months ended March 31, 2016 were approximately $826,000, compared to $960,000 in the first quarter of 2015.
•	Loss from operation for the three months ended March 31, 2016 was $1,812,000 compared to $2,205,000 in the first quarter of 2015.
•	Net loss for the three months ended March 31, 2016 was $1,790,000, or ($0.10) per share, compared to a net loss of $2,236,000, or ($0.12) per share in the first quarter of 2015.
•	As of March 31, 2016, the Company had cash, cash equivalents, and short-term deposits of approximately $12.9 million.

About BrainStorm Cell Therapeutics Inc.

BrainStorm Cell Therapeutics Inc. is a biotechnology company engaged in the development of first-of-its-kind adult stem cell therapies derived from autologous bone marrow cells for the treatment of neurodegenerative diseases. The Company holds the rights to develop and commercialize its NurOwn® technology through an exclusive, worldwide licensing agreement with Ramot, the technology transfer company of Tel Aviv University.  NurOwn® has been administered to over 60 patients with ALS in clinical trials conducted in Israel and the United States, and is currently being studied in a randomized, double-blind, placebo-controlled clinical trial at three major clinical centers in the United States.  For more information, visit the Company’s website at www.brainstorm-cell.com.

Safe Harbor Statement

Statements in this announcement other than historical data and information constitute “forward-looking statements” and involve risks and uncertainties that could cause BrainStorm Cell Therapeutics Inc.’s actual results to differ materially from those stated or implied by such forward-looking statements. Terms and phrases such as “may”, “should”, “would”, “could”, “will”, “expect”, “likely”, “believe”, “plan”, “estimate”, “predict”, “potential”, and similar terms and phrases are intended to identify these forward-looking statements.  The potential risks and uncertainties include, without limitation, risks associated with BrainStorm’s limited operating history, history of losses; minimal working capital, dependence on its license to Ramot’s technology; ability to adequately protect the technology; dependence on key executives and on its scientific consultants; ability to obtain required regulatory approvals; and other factors detailed in BrainStorm’s annual report on Form 10-K and quarterly reports on Form 10-Q available at http://www.sec.gov.  These factors should be considered carefully, and readers should not place undue reliance on BrainStorm’s forward-looking statements.  These forward-looking statements are based on the beliefs, expectations and opinions of management as of the date of this press release. We do not assume any obligation to update forward-looking statements to reflect actual results or assumptions if circumstances or management’s beliefs, expectations or opinions should change, unless otherwise required by law. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

CONTACTS

Media:	Investors:
Uri Yablonka	Michael Rice
Chief Operating Officer	LifeSci Advisors, LLC
BRAINSTORM CELL THERAPEUTICS INC.	Phone: (646) 597-6979
201-488-0460	mrice@lifesciadvisors.com
uri@brainstorm-cell.com

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BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARIES

INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS

U.S. dollars in thousands

(Except share data and exercise prices)

	March 31,	December 31,
	2016	2015
	Unaudited	Audited
ASSETS

Current Assets:
Cash and cash equivalents	$2,213	$428
Short-term deposit	10,733	15,527
Account receivable	484	759
Prepaid expenses	80	74
Total current assets	13,510	16,788

Long-Term Assets
Prepaid Expenses and other long-term assets	23	21
Property and Equipment, Net	281	271
	304	292

Total Assets	$13,814	$17,080

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payables	$281	$1,169
Accrued expenses	675	1,500
Other accounts payable	286	283
Total Current Liabilities	1,242	2,952

Stockholders’ Equity:
Stock capital:	11	11
Common stock of $0.00005 par value - Authorized: 100,000,000 shares at March 31, 2016 and December 31, 2015 respectively; Issued and outstanding: 18,654,040 and 18,643,288 shares at March 31, 2016 and December 31, 2015 respectively.
Additional paid-in-capital	84,492	84,258
Accumulated deficit	(71,931)	(70,141)
Total Stockholders’ Equity	12,572	14,128

Total Liabilities and Stockholders’ Equity	$13,814	$17,080

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARIES

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

U.S. dollars in thousands

(Except share data and exercise prices)

	Three months ended
	March 31,
	2016	2015
	Unaudited
Operating costs and expenses:
Research and development, net	$986	$1,245
General and administrative	826	960
Operating loss	(1,812)	(2,205)
Financial (income) expenses, net	(22)	31
Net loss	$(1,790)	$(2,236)

Basic and diluted net loss per share from continuing operations	$(0.10)	$(0.12)
Weighted average number of shares outstanding used in computing basic and diluted net loss per share	18,653,804	18,128,440

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARIES

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

U.S. dollars in thousands

(Except share data and exercise prices)

	Three months ended
	March 31,
	2016	2015
	Unaudited

Cash flows from operating activities:

Net loss	$(1,790)	$(2,236)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization of deferred charges	16	23
Expenses related to shares and options granted to service providers	31	-
Amortization of deferred stock-based compensation related to options granted to employees and directors	203	347
Decrease in accounts receivable and prepaid expenses	269	309
Decrease in trade payables	(888)	(620)
Increase (decrease) in other accounts payable and accrued expenses	(822)	233

Revaluation of warrants	-	7

Total net cash used in operating activities	$(2,981)	$(1,937)

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARIES

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)

U.S. dollars in thousands

(Except share data and exercise prices)

	Three months ended
	March 31,
	2016	2015
	Unaudited

Cash flows from investing activities:

Purchase of property and equipment	$(26)	$-
Changes in short-term deposit	4,794	(13,565)
Investment in lease deposit	(2)	-
Total net cash provided by (used in) investing activities	$4,766	$(13,565)
Cash flows from financing activities:

Proceeds from issuances of common stock through equity warrants and options exercises	-	2,348

Proceeds from equity offering through issuances of equity warrants and common stock through the exercise of previously issued equity warrants	-	12,397

Total net cash provided by financing activities	$-	$14,745
Increase (decrease) in cash and cash equivalents	1,785	(757)
Cash and cash equivalents at the beginning of the period	$428	$4,251

Cash and cash equivalents at end of the period	$2,213	$3,494

Non-cash financing activities:

Warrants liability classified as equity	-	130